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Exhibit 99.1

STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350,
AS ENACTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 (the "Quarterly Report") of EME Homer City Generation L.P. (the "Company"), and pursuant to 18 U.S.C. Section 1350, as enacted by Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies, to the best of his knowledge and belief, that:

1.
The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.
The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ GEORGIA R. NELSON Georgia R. Nelson Chief Executive Officer Mission Energy Westside Inc., As General Partner of EME Homer City Generation L.P.

/s/ KEVIN M. SMITH Kevin M. Smith Chief Financial Officer Mission Energy Westside Inc., As General Partner of EME Homer City Generation L.P.

This statement accompanies the Quarterly Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to EME Homer City Generation L.P. and will be retained by EME Homer City Generation L.P. and furnished to the Securities and Exchange Commission or is staff upon request.

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STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350, AS ENACTED BY SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002